Exhibit 8.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON

HERBERT M. WACHTELL

PAUL VIZCARRONDO, JR.

PETER C. HEIN

HAROLD S. NOVIKOFF

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

PAUL K. ROWE

MARC WOLINSKY

DAVID GRUENSTEIN

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

GEORGE T. CONWAY III

RALPH M. LEVENE

RICHARD G. MASON

MICHAEL J. SEGAL

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

LAWRENCE S. MAKOW

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

51 WEST 52ND STREET

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

DAVID A. SCHWARTZ

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

MARTIN J.E. ARMS

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

NEW YORK, N.Y. 10019-6150
TELEPHONE: (212) 403 -1000
FACSIMILE: (212) 403 -2000

GEORGE A. KATZ (1965-1989)
JAMES H. FOGELSON (1967-1991)
LEONARD M. ROSEN (1965-2014)

OF COUNSEL

WILLIAM T. ALLEN	DAVID S. NEILL
MICHAEL H. BYOWITZ	BERNARD W. NUSSBAUM
PETER C. CANELLOS	LAWRENCE B. PEDOWITZ
DAVID M. EINHORN	ERIC S. ROBINSON
KENNETH B. FORREST	PATRICIA A. ROBINSON*
THEODORE GEWERTZ	ERIC M. ROTH
MAURA R. GROSSMAN	MICHAEL W. SCHWARTZ
RICHARD D. KATCHER	STEPHANIE J. SELIGMAN
MEYER G. KOPLOW	ELLIOTT V. STEIN
DOUGLAS K. MAYER	WARREN R. STERN
ROBERT B. MAZUR	PATRICIA A. VLAHAKIS
PHILIP MINDLIN	ANTE VUCIC
ROBERT M. MORGENTHAU	AMY R. WOLF
DAVID M. MURPHY

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL

DAVID M. ADLERSTEIN	PAULA N. GORDON
AMANDA K. ALLEXON	NANCY B. GREENBAUM
LOUIS J. BARASH	MARK A. KOENIG
FRANCO CASTELLI	LAUREN M. KOFKE
DIANNA CHEN	J. AUSTIN LYONS
ANDREW J.H. CHEUNG	ALICIA C. McCARTHY
PAMELA EHRENKRANZ	AMANDA N. PERSAUD
UMUT ERGUN	S. CHRISTOPHER SZCZERBAN
KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER
ADAM M. GOGOLAK

February 25, 2016

Capital Bank Financial Corp.

4725 Piedmont Row Drive, Suite 110

Charlotte, North Carolina  28210

Ladies and Gentlemen:

We have acted as counsel to Capital Bank Financial Corp., a Delaware corporation  (“Capital Bank Financial”), in connection with the planned merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 22, 2015, by and between Capital Bank Financial and CommunityOne Bancorp, a North Carolina corporation (“CommunityOne”). The Merger is described in the joint proxy statement/prospectus (“Joint Proxy Statement/Prospectus”), which is included in the registration statement filed on Form S-4 by Capital Bank Financial (as amended or supplemented through the date hereof) (the “Registration Statement”) in connection with the Merger.  Unless otherwise defined, capitalized terms used in this opinion have the meanings assigned to them in the Merger Agreement.

For purposes of this opinion, we have reviewed the Merger Agreement, the Joint Proxy Statement/Prospectus, the Registration Statement, and such other documents and matters of law and fact as we have considered necessary or appropriate. In addition, in rendering this opinion, we have relied upon the representations set forth in the officer’s certificates of Capital

Bank Financial and CommunityOne to us dated on or about the date hereof (the “Officer’s Certificates”).  We have assumed that (i) the Merger will be consummated pursuant to and in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement); (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time of the Merger and thereafter; (iii) any such statements made in the Merger Agreement or the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time of the Merger and thereafter, in each case as if made without such qualification, (iv) the representations made in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time of the Merger and thereafter, (v) any representations set forth in the Officer’s Certificates qualified by knowledge, intention, belief or any similar qualification are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time of the Merger and thereafter, in each case as if made without such qualification, (vi) the Officer’s Certificates have been executed by appropriate and authorized officers of Capital Bank Financial and CommunityOne, (vii) the parties to the Merger Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement and (viii) Capital Bank Financial, CommunityOne and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm to you that the statements set forth under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Joint Proxy Statement/Prospectus included in the Registration Statement, subject to the limitations and qualifications set forth herein and therein, constitute our opinion as to the material United States federal income tax consequences of the Merger to U.S. holders of CommunityOne common stock.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above.  Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform CommunityOne of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz